Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to this Registration Statement on Form S-8 of our report dated December 4, 2024 with respect to the consolidated financial statements of 3 E Network Technology Group Limited as of and for the year ended June 30, 2024 included in its registration statement Form F1 filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

October 16, 2025